Exhibit 99.6

DETACH HERE

PROXY

GENESOFT PHARMACEUTICALS, INC.

SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY 2, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DAVID B. SINGER and ASHA RAJAGOPAL or either of them, proxies with power of substitution to each, to vote at the Special Meeting of Stockholders of GeneSoft Pharmaceuticals, Inc., to be held on February 2, 2004, at GeneSoft Pharmaceuticals’ offices, 7300 Shoreline Court, South San Francisco, California at 10:00 a.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $0.0001 per share, of GeneSoft Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

GENESOFT PHARMACEUTICALS, INC.

7300 SHORELINE COURT

SOUTH SAN FRANCISCO, CALIFORNIA 94080

Please mark votes as in this example.                ☒

The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. This Proxy will be voted FOR Proposal Nos. 1 and 2 if no specification is made.

1.	To adopt and approve the Agreement and Plan of Merger and Reorganization, dated as of November 17, 2003, among Genome Therapeutics Corp., a Massachusetts corporation, Guardian Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Genome Therapeutics Corp., GeneSoft Pharmaceuticals, Inc., a Delaware corporation, and Luke Evnin, as the representative of the Genesoft stockholders.	☐ For	☐ Against	☐ Abstain

2.	To amend and restate GeneSoft Pharmaceuticals, Inc.’s Seventh Amended and Restated Certificate of Incorporation to eliminate any authorized shares of GeneSoft Pharmaceuticals, Inc. preferred stock if, and only if, the merger is completed.	☐ For	☐ Against	☐ Abstain

3.	To transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

PLEASE SIGN AND DATE

Please sign exactly as name appears on the stock certificate to which the Proxy applies.

All joint owners should sign. When signing as an executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature:                                                                                                                          Date:

Signature:                                                                                                                          Date:

                                    (Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.